EXHIBIT 3.4
                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                        NORTH JERSEY ENERGY ASSOCIATES,
                             A LIMITED PARTNERSHIP

     1. The name of the limited partnership is "North Jersey Energy Associates, A Limited Partnership", which was formed on November 3, 1986.

     2. The character of the Partnership's business is to acquire and/or construct, and to own and lease a cogeneration plant.

     3. The address of the registered office of the Partnership is Jernees Mill Road, Sayreville, New Jersey 08872. The address of the registered office of the Partnership immediately prior to the filing of this certificate was c/o Intercontinental Energy Corp., Box 220, 87 Elm Street, Cohasset, MA 02025. The general partner is Northeast Energy, LP, whose address is c/o ESI Energy, Inc., 11760 US Highway One, Suite 600, North Palm Beach, FL 33408. The resident agent for service of process is The Corporation Trust Company, 820 Bear Tavern Road, West Trenton, NJ, 08628.

     4. The name and business address of each Partner and a designation of which are General Partners and which are Limited Partners are as set forth in Schedule A hereto.

     5. The amounts of the percent of ownership of each partner are as set forth on Schedule A hereto. The aggregate amount of cash contributed by all partners is $100,000.00.

     6. There is no right of a Limited Partner to assign his Partnership interest and to substitute an assignee.

     7. No specific time has been agreed upon when a partner may terminate his membership in the Partnership.

     8. No partner shall be entitled to receive distributions which constitute a return of capital without the consent of the majority of the partners.

     9. The term of the Partnership will commence upon the filing of this Certificate with the Secretary of State of New Jersey and shall continue in full force and effect until December 31, 2025, unless sooner terminated prior to such date by consent of the majority of the partners.

     10. The successor General Partner will have the right to continue the business of the Partnership on the happening of an event of withdrawal of the General Partner.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands, as of the 16th day of February, 1998.

                                        GENERAL PARTNER

                                        NORTHEAST ENERGY, LP

                                        By: ESI Northeast Energy GP, Inc.
                                            General Partner

                                            By: /s/ Glenn E. Smith
                                                -------------------------
                                            Name:  Glenn E. Smith
                                            Title: Vice President








                                   SCHEDULE A


       GENERAL                                         PERCENTAGE OF
       PARTNER                                           OWNERSHIP
       -------                                           ---------

Northeast Energy, LP                                       1.0%
c/o ESI Energy, Inc.
11760 US Highway One
Suite 600
North Palm Beach, FL 33408


LIMITED PARTNERS

Northeast Energy, LP                                      98.0%
c/o ESI Energy, Inc.
11760 US Highway One
Suite 600
North Palm Beach, FL 33408

Northeast Energy, LLC                                      1.0%
c/o ESI Energy, Inc.
11760 US Highway One
Suite 600
North Palm Beach, FL 33408


TOTAL                                                    100.0%